Dohan and Company	7700 North Kendall Drive, 200
Certified Public Accountants	Miami, Florida 33156-7564
A Professional Association	Telephone	(305) 274-1366
	Facsimile	(305) 274-1368
	E-mail	info@uscpa.com
	Internet	www.uscpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Form S-8 Registration Statement under the Securities Act of 1933, for Rapa Mining Inc. of our report dated April 20, 2005.

/s/ Dohan and Company CPAs

Miami, Florida
August 18, 2005